UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2026

SUI GROUP HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1907 Wayzata Blvd, Suite 205, Wayzata, MN	55391
(Address of principal executive offices)	(Zip Code)

(952) 479-1923
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SUIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On July 6, 2026, the Board of Directors (the “Board”) of Sui Group Holdings Limited (the “Company”) approved a form of Indemnification Agreement (the “Indemnification Agreement”) to be entered into with each of its directors and executive officers.

The Indemnification Agreement provides for the indemnification of, and advancement of expenses to, the directors and executive officers to the fullest extent permitted by applicable state law. Among other things, the Indemnification Agreement provides that the Company will indemnify and hold harmless each indemnitee against expenses, judgments, fines, and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines and settlements) actually and reasonably incurred by the indemnitee in connection with any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, to which the indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the indemnitee is, was or at any time becomes a director or officer of the Company.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors Composition

On July 6, 2026, the Board appointed Ms. Kristina Campbell (“Ms. Campbell”) to serve as a member of the Board, effective immediately. The Board has determined that Ms. Campbell is “independent” under Nasdaq Listing Rules 5605(a)(2) and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Campbell will serve as chair of the audit committee of the Board (the “Audit Committee”).

Ms. Campbell brings over 20 years of experience in the fintech, digital payments, and digital asset sectors. Her principal occupation and employment during the past five years included serving as Chief Financial Officer (CFO) for high-growth technology companies, including Ripple Labs (digital asset and payments technology), PayNearMe (digital payment solutions), and Wrapbook (a payroll and spend management platform). In these CFO roles, she had direct oversight of accounting, financial planning and analysis (FP&A), tax, treasury, risk and compliance, and external audits. Notably, as CFO of Ripple, she was responsible for building the company's first formal financial risk function, implementing treasury governance covering both the company’s fiat treasury and its XRP treasury (tens of billions of token), and leading engagement with auditors on the evolving accounting treatment for digital assets. None of these organizations are a parent, subsidiary, or other affiliate of the Company. Ms. Campbell has held no other directorships in any company with a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of such Act during the past five years.

Ms. Campbell does not have any family relationships with any executive officer or director of the Company or with the Company’s independent registered public accounting firm, Boulay PLLP, and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Campbell will enter into the Company’s standard Indemnification Agreement with the Company. The terms of the Indemnification Agreement are identical to the form of Indemnification Agreement approved by the Board, as described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

As compensation for her services on the Board, Ms. Campbell will receive an annual director fee of $250,000, to be paid on a quarterly basis. In addition, the Company granted to Ms. Campbell warrants (the “Director Warrants”) to purchase 207,565 shares of the Company’s common stock (the “Common Stock”) at various prices per share of Common Stock as follows: (i) 83,026 shares of Common Stock at an exercise price of $5.420 per share of Common Stock; (ii) 41,513 shares of Common Stock at an exercise price of $5.962 per share of Common Stock; (iii) 41,513 shares of Common Stock at an exercise price of $6.504 per share of Common Stock; and (iv) 41,513 shares of Common Stock at an exercise price of $7.046 per share of Common Stock. The Director Warrants are exercisable for a period of five years. The Director Warrants will vest over a period of 24 months starting six months from the Issue Date (July 6, 2026) in four equal installments (being 25% every six months), subject to Ms. Campbell (i) being a director of the Company at each respective vesting date and (ii) not having been legally and validly terminated or removed as a director pursuant to the Company’s bylaws and applicable law.

With Ms. Campbell’s appointment, the Board is now composed of six directors, of which Mr. Howard Liszt, Mr. Dana Wagner, Mr. Brian Quintenz, and Ms. Campbell are deemed to be “independent” under Nasdaq Listing Rules 5605(a)(2) and 5605(c)(2)(A).

Audit Committee Composition

With Ms. Campbell’s appointment as Chair, the Audit Committee is now composed of four directors: Mr. Howard Liszt, Mr. Dana Wagner, Mr. Brian Quintenz and Ms. Campbell. The Board has determined that Ms. Campbell meets the audit committee financial sophistication requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A) and is designated as an Audit Committee Financial Expert pursuant to Item 407(d)(5)(ii) and (iii) of Regulation S-K.

Item 8.01	Other Events.

On July 9, 2026, the Company issued a press release announcing the appointment of Ms. Campbell to the Board and as Chair of the Audit Committee. A copy of the press release is furnished hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)    Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement
99.1	Press Release, dated July 9, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUI GROUP HOLDINGS LIMITED

Date: July 9, 2026
	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer